EX99_K

NATIONWIDE LIFE INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215]

NATIONWIDE LIFETIME INCOME RIDER® (“NATIONWIDE L.inc” OPTION)

GUARANTEED LIFETIME WITHDRAWAL BENEFIT (“GLWB”) OPTION

General Information Regarding this Option

This option is made part of the Contract to which it is attached and is effective on the Option Issue Date stated in the Nationwide L.INC Option Specifications Page (Option Specifications Page).

To the extent any provisions contained in this option are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this option will control the Contract. Terms not defined in this option have the meaning given to them in the Contract.

This option provides a lifetime withdrawal benefit even if negative investment experience and/or lifetime withdrawals reduce the Contract Value to zero. A one-time Non-Lifetime Withdrawal is also permitted subject to the terms of this option.

This option is irrevocable. However, the purpose of the guaranteed withdrawal benefit provided under this option is to provide security through an available Lifetime Withdrawal Amount for the Determining Life, and if applicable the Joint Determining Life. Therefore, the option will terminate upon assignment or a change in ownership of the Contract unless the new assignee or Contract Owner meets the qualifications specified in item 4 of the “Termination” section of this option.

Warnings: The Income Benefit Base cannot be Surrendered as a lump sum and is not payable as a Death Benefit.

Surrenders in excess of the Lifetime Withdrawal Amount, and/or election of the Non-Lifetime Withdrawal, could reduce future benefits under this option by more than the dollar amount of the Surrender.

Surrenders prior to age 59 1/2 may result in the immediate application of taxes and penalties under Section 72 of the Internal Revenue Code.

Definitions

The following definitions are added to the Contract:

Adjusted Roll-up Income Benefit Base - The Original Income Benefit Base reduced proportionally for a Non-Lifetime Withdrawal.

Determining Life - The person designated as Contract Owner on the application (Annuitant in the event of a non-natural Contract Owner).

Excess Surrender - The amount of any Surrender taken that exceeds the Lifetime Withdrawal Amount.

Income Benefit Base - The value calculated under this option that is multiplied by the Lifetime Withdrawal Percentage to determine the Lifetime Withdrawal Amount.

Joint Determining Life - The spouse of the Determining Life upon whose lifetime withdrawals under this option may also be based. A Joint Determining Life may only be named when the Joint Option is elected.

Joint Option - An election allowing the spouse of the Determining Life to be named as a Joint Determining Life.

Lifetime Withdrawal(s) - Surrender of all or a portion of the Lifetime Withdrawal Amount.

Lifetime Withdrawal Amount - The maximum amount that can be Surrendered as a Lifetime Withdrawal between Option Anniversaries without reducing the Income Benefit Base. It is calculated by multiplying the Income Benefit Base by the Lifetime Withdrawal Percentage.

Lifetime Withdrawal Percentage - A specified percentage based on the age of the Determining Life and determined according to the applicable table in the attached Option Specifications Page. In cases where the Joint Option has been elected, the Lifetime Withdrawal Percentage will be determined based on the younger of the Determining Life and Joint Determining Life.

ICC14-VARR-0001AO.3	(Compact - Standard) (10/2014)

Non-Lifetime Withdrawal - A one-time only election to have the first Surrender not treated as a Lifetime Withdrawal. See the “Non-Lifetime Withdrawal” section of this option for details.

Option Anniversary - Each recurring one-year anniversary beginning with the Option Issue Date.

Option Year - Beginning with the Option Issue Date, each one-year period this option remains in-force.

Original Income Benefit Base - The Contract Value on the Option Issue Date.

Permitted Investment Options - Sub-Accounts and/or asset allocation models Nationwide designates for availability with this option. The Fixed Account, if available, is not a Permitted Investment Option, i.e. Purchase Payments cannot be allocated to nor Contract Value transferred to or from the Fixed Account, except that, for Contracts that offer the Fixed Account, it is available as the originating account for dollar cost averaging for lifetime income option programs.

Reports

Before the first Lifetime Withdrawal is taken, the annual report provided for in the Contract will include the Income Benefit Base on the latest Option Anniversary and the Lifetime Withdrawal Amount available for the earliest possible Lifetime Withdrawal. After the first Lifetime Withdrawal is taken, the annual report will include the Lifetime Withdrawal Amount and the then current Income Benefit Base.

Additional Charge

Nationwide will deduct an additional charge of up to 1.50% of the then current Income Benefit Base on each Option Anniversary. A prorated charge for any partially completed Option Year will also be deducted upon full Surrender of the Contract. The charge is deducted proportionally from the elected Permitted Investment Options on each Option Anniversary.

If the Joint Option is elected, Nationwide will deduct a charge in addition to the base charge under this option and/or offer lower Lifetime Withdrawal Percentages. If a charge is assessed for the Joint Option, it will be up to 0.40% of the current value of the Income Benefit Base on each Option Anniversary. If a charge is assessed, a prorated charge for any partially completed Option Year will also be deducted upon full Surrender of the Contract. The charge is deducted proportionally from the elected Permitted Investment Options on each Option Anniversary. Lifetime Withdrawal Percentages with and without election of the Joint Option are stated in the Option Specifications Page.

The initial Nationwide L.inc Option charge on the Option Issue Date is stated in the Contract Specifications Page and guaranteed under the conditions stated in this option and in effect when it was issued. The guaranteed maximum charges for the Nationwide L.inc Option and the Joint Option are stated in the Option Specifications Page.

Utilization of non-automatic resets of the Income Benefit Base, as described in the “Non-Automatic Reset” section of this option, may increase the Nationwide L.inc Option charge, subject to the maximum charge stated in this option.

Option Requirements and Restrictions

The following apply to this option:

(1)	This option is only available to Contracts with a Determining Life between the age of 45 and 85 on the date the application is signed;

(2)	This option is not available to a beneficially owned Contract - a Contract that is inherited or established by a Beneficiary who continues to hold the Contract as a Beneficiary (as opposed to treating the Contract as his/her own) for tax purposes;

(3)	After the first Option Anniversary, Nationwide reserves the right to refuse any subsequent Purchase Payments in excess of $50,000 per Option Year for all Nationwide issued contracts with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life. Any excess amount refused will be returned to the Contract Owner;

ICC14-VARR-0001AO.3	2	(Compact - Standard) (10/2014)

(4)	Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner;

(5)	Loans, to the extent otherwise permitted under the Contract or an endorsement to the Contract, are not allowed;

(6)	Nationwide may restrict the availability of this option in conjunction with other options that may be offered under the Contract. Other options that are not available for election in conjunction with this option are identified in the application;

(7)	For Contracts that otherwise offer the Fixed Account, it is not available with this option, except as the originating account for any dollar cost averaging program offered in conjunction with this option (for additional information, see the Fixed Account Endorsement if applicable);

(8)	The Determining Life cannot be changed;

(9)	The manner in which the Contract Value, Death Benefit, or any other benefits or values described in the Contract or any other option are calculated is not modified by this option;

(10)	Purchase Payments to the Contract will increase the Income Benefit Base by the amount of the Purchase Payment submitted and any credits applied. However, once the Contract Value falls to zero, the Determining Life, or Joint Determining Life, if applicable, is no longer permitted to submit additional Purchase Payments or take Surrenders in excess of the then current Lifetime Withdrawal Amount;

(11)	As with any Surrender, Surrender of the Lifetime Withdrawal Amount and the Non-Lifetime Withdrawal, if taken, will reduce the Contract Value, Death Benefit, and any other benefits and values as described in the Contract or any other option; and
(12)	Allocations and transfers among the investment options are limited as provided in the “Investment Allocation and Transfer Restrictions” section of this option.

Joint Option

The Joint Option feature is available for all contract types except Charitable Remainder Trust owned contracts. For all other contract types, the applicant may elect the feature only at the time this Nationwide L.inc Option is elected. If elected, this feature allows the survivor of the Determining Life and Joint Determining Life to continue to receive, for the duration of his/her lifetime, the Lifetime Withdrawal Amount.

In order to take advantage of this additional benefit the following will apply:

(1)	The spouse of the Determining Life must be named as the Joint Determining Life and cannot be changed;

(2)	The Joint Determining Life must be between the age of 45 and 85 at the time the application is signed;

(3)	For Contracts with a non-natural owner, the Determining Life and Joint Determining Life must be named as Co-Annuitants, except in the case of a non-natural Contract Owner and/or Joint Owner, and where the Spousal Protection benefit (payment of a Death Benefit on both spouses) is not used, the Determining Life and Joint Determining Life must be named as the Annuitant and Contingent Annuitant and as the only primary Beneficiaries. In this case, one Death Benefit is paid when the last survivor of the Annuitant and Contingent Annuitant dies;

(4)	The Determining Life and Joint Determining Life must be named as the only primary Beneficiaries. Any other named parties to the Contract, except for Contingent Beneficiaries, must be the Determining Life or Joint Determining Life; and

(5)	If both the Determining Life and Joint Determining Life are alive upon Annuitization, the Contract Owner must specify which spouse is the Annuitant upon whose life any annuity payments involving life contingencies depend. For a Contract issued as an IRA or Roth IRA, only the person for whom the IRA or Roth IRA was established may be named.

ICC14-VARR-0001AO.3	3	(Compact - Standard) (10/2014)

Termination of the Joint Option

Once the Joint Option is elected, it can only be removed from the Contract prior to the first Lifetime Withdrawal and if Nationwide is provided with proof of divorce, annulment, or dissolution of the marriage between the Determining Life and Joint Determining Life.

If the Joint Option is removed, any additional charge assessed for it will end and/or the applicable Lifetime Withdrawal Percentages will be those that would have applied if the Joint Option had never been elected.

If the Joint Option is removed from the Contract, it may not be re-elected or added to cover a subsequent spouse.

Investment Allocation and Transfer Restrictions

Nationwide will restrict the allocation of Purchase Payments and transfers of Contract Value to Permitted Investment Options in conjunction with this option. Nationwide also reserves the right to restrict allocations to Permitted Investment Options in which the Contract Owner is already invested after the election of this option. Nationwide may substitute Permitted Investment Options available to the Contract Owner in the event any previous Permitted Investment Option(s) are no longer available to the Variable Account or Nationwide’s management determines that any previous Permitted Investment Option(s) are no longer appropriate for the purposes of the Contract or this option. The Contract Owner will be notified in writing of any changes to the Permitted Investment Options.

Calculation of the Lifetime Withdrawal Amount

At any time after the Option Issue Date, the Contract Owner may, but is not required to, begin taking Surrenders from the Contract. Nationwide will Surrender amounts proportionally from each elected Permitted Investment Option.

At the time of the first Lifetime Withdrawal, the Lifetime Withdrawal Percentage is established in accordance with the applicable table in the Option Specifications Page based on whether or not the Joint Option has been elected. Once the Lifetime Withdrawal Percentage is established it will be multiplied by the then current Income Benefit Base to determine the dollar value of the Lifetime Withdrawal Amount for the current Option Year.

When the Lifetime Withdrawal Percentage is established, it will not be subject to any change as long as the Contract and this option remain in-force. The Lifetime Withdrawal Amount may be taken during each Option Year beginning with the first Surrender and is non-cumulative. This means any part of the Lifetime Withdrawal Amount not taken during a given Option Year cannot be added to the available Lifetime Withdrawal Amount in any later Option Years.

If the Lifetime Withdrawal Amount is scheduled to be $100 or less, Nationwide may require the interval of payment to be modified so the Lifetime Withdrawal Amount will equal more than $100. In no case will scheduled Lifetime Withdrawals be modified to an interval greater than annual.

An Excess Surrender or election of the Non-Lifetime Withdrawal will affect calculation of the Income Benefit Base and may therefore decrease the Lifetime Withdrawal Amount. See the “Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Not Elected,” “Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected” and “Excess Surrender” sections of this option for additional details.

Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Not Elected

Each time the Income Benefit Base is recalculated, as described below, the resulting Income Benefit Base becomes the current Income Benefit Base.

If at any time prior to the first Lifetime Withdrawal, the Contract Value is equal to zero, no further recalculations of the Income Benefit Base will be performed. The Lifetime Withdrawal Amount will be established using the applicable Income Benefit Base calculated as provided below.

Calculation of the Income Benefit Base Prior to the First Lifetime Withdrawal

Prior to the earlier of the first Lifetime Withdrawal or the 10th Option Anniversary, the Income Benefit Base will equal:

(1)	Prior to the first Option Anniversary, the Original Income Benefit Base plus any Purchase Payments and credits applied after the Option Issue Date;

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(2)	On each Option Anniversary, the greater of:

(a)	The sum of the following calculations:

(i)	Income Benefit Base: the Original Income Benefit Base; plus

(ii)	Roll-up: 7% simple interest based upon the Original Income Benefit Base for each attained Option Anniversary; plus

(iii)	Purchase Payments with Roll-up: any Purchase Payments and credits applied after the Option Issue Date, increased by 7% simple interest prorated from the date of such Purchase Payment or credit for each attained Option Anniversary. The annual 7% simple interest roll-up calculation will be prorated based upon the number of calendar days left in the Option Year on the date the Purchase Payment or credit is applied; or

(b)	The highest Contract Value on any Option Anniversary, plus any Purchase Payments and credits applied after that Option Anniversary; and

(3)	Between Option Anniversaries after the first Option Anniversary, the Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year.

After the 10th Option Anniversary and prior to the first Lifetime Withdrawal, the Income Benefit Base will equal:

(1)	On each Option Anniversary the greater of:

(a)	The Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year; or

(b)	The Contract Value on the then current Option Anniversary prior to processing any Purchase Payments, credits or Surrenders on that day; and

(2)	Between Option Anniversaries, the Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year.

Calculation of the Income Benefit Base After Lifetime Withdrawals Begin

After the first Lifetime Withdrawal, the Income Benefit Base is not subject to change, except due to Surrenders in excess of the Lifetime Withdrawal Amount for an Option Year, additional Purchase Payments, automatic resets, or election of the non-automatic reset opportunity. See the “Excess Surrender” and “Reset Opportunities” sections of this option for details on Surrenders in excess of the Lifetime Withdrawal Amount and automatic and non-automatic resets, respectively.

Non-Lifetime Withdrawal

This option permits a one-time only election to designate the first Surrender as a Non-Lifetime Withdrawal from the Contract. The Non-Lifetime Withdrawal does not establish the Lifetime Withdrawal Percentage or terminate the 7% simple interest roll-up. The Non-Lifetime Withdrawal is subject to the following:

(1)	The Non-Lifetime Withdrawal must be the first Surrender from the Contract;

(2)	The Surrender request must be submitted in writing after the first Option Anniversary and state that the Surrender is a Non-Lifetime Withdrawal;

(3)	The Income Benefit Base in effect on the date of the Non-Lifetime Withdrawal will be proportionally reduced by the gross amount of the Non-Lifetime Withdrawal, including any CDSC or taxes, as follows:

gross dollar amount of the Non-Lifetime Withdrawal Contract Value (prior to reduction for the Non-Lifetime Withdrawal)	×	current Income Benefit Base prior to the Non-Lifetime Withdrawal

; and

(4)

For purposes of determining the Income Benefit Base on Option Anniversaries after the date of the Non-lifetime Withdrawal, the Original Income Benefit Base and each Purchase Payment and credit applied prior to the date of the Non-Lifetime Withdrawal will be proportionally reduced by the gross amount of the Non-Lifetime

ICC14-VARR-0001AO.3	5	(Compact - Standard) (10/2014)

Withdrawal, including any Contingent Deferred Sales Charge (CDSC) or taxes, as follows:

gross dollar amount of the Non-Lifetime Withdrawal Contract Value (prior to reduction for the Non-Lifetime Withdrawal)	×	the Original Income Benefit Base and each subsequent Purchase Payment and credit applied prior to the Non-Lifetime Withdrawal, respectively.

See the “Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected” section of this option.

If you begin Lifetime Withdrawals before taking the Non-Lifetime Withdrawal, you forfeit the ability to take the Non-Lifetime Withdrawal.

Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected

Each time the Income Benefit Base is recalculated, as described below, the resulting Income Benefit Base becomes the current Income Benefit Base.

If at any time prior to the first Lifetime Withdrawal, the Contract Value is equal to zero, no further recalculations of the Income Benefit Base will be performed. The Lifetime Withdrawal Amount will be established using the applicable Income Benefit Base calculated as provided below.

Calculation of the Income Benefit Base Prior to the First Lifetime Withdrawal

If the Non-Lifetime Withdrawal is taken prior to or on the 10th Option Anniversary, the Income Benefit Base will equal:

(1)	On the date of the Non-Lifetime Withdrawal, the then current Income Benefit Base proportionally reduced as provided in the “Non-Lifetime Withdrawal” section;

(2)	On any Option Anniversary coinciding with or after the date of the Non-Lifetime Withdrawal, the greater of:

(a)	The Income Benefit Base on the date of the Non-Lifetime Withdrawal, after reduction for the Non-Lifetime Withdrawal, plus any Purchase Payments and credits applied after that date;

(b)	The sum of the following calculations:

(i)	Adjusted Income Benefit Base: the Adjusted Roll-up Income Benefit Base; plus
(ii)	Roll-up: 7% simple interest based upon the Adjusted Roll-up Income Benefit Base for each attained Option Anniversary through the 10th Option Anniversary; plus

(iii)	Adjusted Purchase Payments with Roll-up: any Purchase Payments submitted and credits applied after the Option Issue Date and prior to the date of the Non-Lifetime Withdrawal reduced proportionally as provided in the “Non-Lifetime Withdrawal” section, then increased by 7% simple interest prorated from the date of such Purchase Payment or credit for each attained Option Anniversary through the 10th Option Anniversary. The annual 7% simple interest roll-up calculation will be prorated based upon the number of calendar days left in the Option Year on the date the Purchase Payment or credit is applied; plus

(iv)	Purchase Payments with Roll-up: any Purchase Payments and credits applied on or after the date of the Non-Lifetime Withdrawal, increased by 7% simple interest prorated from the date of such Purchase Payment or credit for each attained Option Anniversary through the 10th Option Anniversary. The annual 7% simple interest roll-up calculation will be prorated based upon the number of calendar days left in the Option Year on the date the Purchase Payment or credit is applied; plus

(v)	Purchase Payments: any Purchase Payments and credits applied on or after the 10th Option Anniversary; or

(c)	The highest Contract Value on any Option Anniversary coinciding with or after the date of the Non-Lifetime Withdrawal, plus any Purchase Payments and credits applied after that Option Anniversary; and

(3)	For Option Years subsequent to the Option Year in which the Non-Lifetime Withdrawal was taken, between Option Anniversaries the Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year.

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If the Non-Lifetime Withdrawal is taken after the 10th Option Anniversary, the current Income Benefit Base will equal:

(1)	On the date of the Non-Lifetime Withdrawal, the then current Income Benefit Base proportionally reduced as provided in the “Non-Lifetime Withdrawal” section;

(2)	On the Option Anniversary coinciding with or next following the Non-Lifetime Withdrawal, the greater of:

(a)	The sum of the following:

(i)	Income Benefit Base: the Income Benefit Base on the date of the Non-Lifetime Withdrawal after proportional reduction for the Non-Lifetime Withdrawal; plus

(ii)	Purchase Payments: any Purchase Payments and credits applied on or after the date of the Non-Lifetime Withdrawal; or

(b)	The Contract Value on that Option Anniversary, plus any Purchase Payments and credits applied after that Option Anniversary;

(3)	On each Option Anniversary thereafter, the greater of:

(a)	The sum of the following:

(i)	Income Benefit Base: the Income Benefit Base on the prior Option Anniversary; plus

(ii)	Purchase Payments: any Purchase Payments and credits applied on or after the prior Option Anniversary; or

(b)	The Contract Value on the then current Option Anniversary; and

(4)	For Option Years subsequent to the Option Year in which the Non-Lifetime Withdrawal was taken, between Option Anniversaries, the Income Benefit Base on the prior Option Anniversary plus any Purchase Payments and credits applied during the Option Year.

Calculation of the Income Benefit Base After Lifetime Withdrawals Begin

After the first Lifetime Withdrawal, the Income Benefit Base is not subject to change, except due to Surrenders in excess of the Lifetime Withdrawal Amount for an Option Year, additional Purchase Payments, automatic resets, or election of the non-automatic reset opportunity. See the “Excess Surrender” and “Reset Opportunities” sections of this option for details on Surrenders in excess of the Lifetime Withdrawal Amount and automatic and non-automatic resets, respectively.

Excess Surrender

If an Excess Surrender is taken in any Option Year, the Income Benefit Base will immediately be reduced by the greater of the following two amounts, including any CDSC and/or taxes:

(1)	The gross dollar amount of the Excess Surrender; or

(2)	A figure representing the proportional amount of the Excess Surrender. This amount is determined by the following formula:

gross dollar amount of the Excess Surrender Contract Value (reduced by the Lifetime Withdrawal Amount)	×	current Income Benefit Base prior to the Excess Surrender

Notwithstanding the above, if required minimum distributions for the Contract under the Internal Revenue Code will not be met for the calendar year by Surrendering the available Lifetime Withdrawal Amount, the Determining Life, or Joint Determining Life, if applicable, will be permitted to Surrender Contract Value in excess of the Lifetime Withdrawal Amount without reducing the Income Benefit Base. This option is not permitted for beneficially owned Contracts. Nationwide may eliminate this right if the Internal Revenue Code provisions or Internal Revenue Service rules or guidance relating to required minimum distributions change.

Lifetime Withdrawals are free of CDSC. For purposes of CDSC, the gross amount Surrendered will include any recapture of credits, if applicable, according to the Contract or any elected options.

Reset Opportunities

Unless you instruct otherwise, automatic resets will occur on each Option Anniversary prior to the first Lifetime Withdrawal. Thereafter, resets will be automatic until the current charge or the list of Permitted Investment Options associated with this option change. In the event the charge or the list of Permitted Investment Options associated with this option change, the reset opportunities are no longer automatic.

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At the time of a reset, the Income Benefit Base will be made equal to the appropriate value specified in either the “Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Not Elected” section or “Calculation of the Income Benefit Base if the Non-Lifetime Withdrawal is Elected” section, as applicable.

Automatic Reset

On any Option Anniversary while automatic resets are in effect, Nationwide will perform the reset comparison and increase the Income Benefit Base if applicable.

The Contract Owner, Annuitant in the case of a non-natural Contract Owner, may elect in writing to discontinue the automatic reset feature. You may subsequently elect in writing to resume the reset feature.

Non-Automatic Reset

In the event the charge or the list of Permitted Investment Options associated with this option change after the first Lifetime Withdrawal, the reset opportunities are no longer automatic. However, Nationwide will provide written notice to the Contract Owner on or about the Option Anniversary, provided that the Contract Value exceeds the Income Benefit Base on the Option Anniversary. The notice will include information about the then current Contract Value, Income Benefit Base, charge, and list of Permitted Investment Options. Nationwide will also provide the Contract Owner with instructions on how to communicate an election to reset the Income Benefit Base.

If made, such election must be received within 60 days after this Option Anniversary. The reset of the Income Benefit Base, if elected, will be subject to the current charge, and current list of Permitted Investment Options associated with this option.

If Nationwide does not receive an election from the Determining Life to reset the Income Benefit Base within 60 days after the Option Anniversary, Nationwide will not reset the Income Benefit Base and future automatic resets will cease unless resumed as provided below.

Following rejection of a non-automatic reset, Nationwide will provide written notice of subsequent reset opportunities on or about the Option Anniversary. Such notices will be sent to the Contract Owner provided the Contract is otherwise eligible and in-force. In the event a non-automatic reset is elected, automatic resets will resume as provided in this option unless the Contract Owner, Annuitant in the case of a non-natural Contract Owner, instructs otherwise in writing.

Note: Nationwide may offer later versions of this option on a prospective basis to new purchasers with different charges and/or benefits. Later versions do not constitute changes to previously issued options unless expressly stated.

Termination

This option ends upon the earliest of the following:

(1)	a full Surrender of the Contract,

(2)	the death of the Determining Life or, if the Joint Option is elected, the available Lifetime Withdrawal Amount ends upon the death of the last survivor of the Determining Life and the Joint Determining Life;

(3)	Annuitization of the Contract; or

(4)	if the Contract Owner is changed or the Contract is assigned, this option will terminate, except in the following circumstances:

(a)	the new Contract Owner or assignee assumes full ownership of the Contract and is essentially the same person (e.g. an individual ownership changed to a personal revocable trust, a change to the Contract Owner’s spouse during the Contract Owner’s lifetime, a change to a court appointed guardian representing the Contract Owner during the Contract Owner’s lifetime, etc.);

(b)	ownership of an IRA or Roth IRA is being changed from one custodian to another, from the Determining Life to a custodian, or from a custodian to the Determining Life;

(c)	the assignment is for the purpose of effectuating a 1035 exchange of the Contract (i.e. the option may continue during the temporary assignment period and not terminate until the Contract is actually surrendered); or

(d)	the change is merely the removal of a Contract Owner where the Contract is jointly owned.

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In addition, if an Excess Surrender or Non-Lifetime Withdrawal reduces the Income Benefit Base to zero, the Contract will terminate and all benefits under this option will end.

If this option terminates for any reason, the additional charge will also terminate.

Annuity Purchase Rates

Notwithstanding any guaranteed annuity purchase rates stated in the Contract, the annuity purchase rates available on the Annuity Commencement Date will not provide less income than the Lifetime Withdrawal Amount in effect at the time of Annuitization.

Executed for Nationwide by:

Secretary	President

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NATIONWIDE L.INC OPTION SPECIFICATIONS PAGES

Option Issue Date: [XX/XX/XXXX]

Option Charges:

Guaranteed Maximum Charge for Nationwide L.inc Option without the Joint Option:	1.50% of the then current Income Benefit Base deducted on each Option Anniversary*

Guaranteed Maximum Charge with the Joint Option:	1.90% of the then current Income Benefit Base deducted on each Option Anniversary*

*	The initial Nationwide L.inc Option charge on the Option Issue Date is guaranteed under the conditions stated in this option and in effect when it was issued. Utilization of non-automatic resets of the Income Benefit Base, as described in the “Non-Automatic Reset” section of this option, may increase the Nationwide L.inc Option charge, subject to the maximum charge stated in the option.

Purchase Payment Limits:

After the first Option Anniversary, Nationwide reserves the right to refuse any subsequent Purchase Payments in excess of $50,000 per Option Year for all Nationwide issued contracts with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life. Any excess amount refused will be returned to the Contract Owner.

Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life, and/or Joint Determining Life may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner.

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LIFETIME WITHDRAWAL PERCENTAGES TABLES

Lifetime Withdrawal Percentages if the Joint Option is not elected:

Age of the Determining Life*	Lifetime Withdrawal Percentage
[45]	[1-10%]
[46]	[1-10%]
[47]	[1-10%]
[48]	[1-10%]
[49]	[1-10%]
[50]	[1-10%]
[51]	[1-10%]
[52]	[1-10%]
[53]	[1-10%]
[54]	[1-10%]
[55]	[1-10%]
[56]	[1-10%]
[57]	[1-10%]
[58]	[1-10%]
[59]	[1-10%]
[60]	[1-10%]
[61]	[1-10%]
[62]	[1-10%]
[63]	[1-10%]
[64]	[1-10%]
[65]	[1-10%]
[66]	[1-10%]
[67]	[1-10%]
[68]	[1-10%]
[69]	[1-10%]
[70]	[1-10%]
[71]	[1-10%]
[72]	[1-10%]
[73]	[1-10%]
[74]	[1-10%]
[75]	[1-10%]
[76]	[1-10%]
[77]	[1-10%]
[78]	[1-10%]
[79]	[1-10%]
[80]	[1-10%]
[81]	[1-10%]
[82]	[1-10%]
[83]	[1-10%]
[84]	[1-10%]
[85]	[1-10%]
[86]	[1-10%]
[87]	[1-10%]
[88]	[1-10%]
[89]	[1-10%]
[90 +]	[1-10%]

ICC14-VARR-0001AO.3	11	(Compact - Standard) (10/2014)

Lifetime Withdrawal Percentages if the Joint Option is elected:

Age of the younger Determining Life or Joint Determining Life*	Lifetime Withdrawal Percentage
[45]	[1-10%]
[46]	[1-10%]
[47]	[1-10%]
[48]	[1-10%]
[49]	[1-10%]
[50]	[1-10%]
[51]	[1-10%]
[52]	[1-10%]
[53]	[1-10%]
[54]	[1-10%]
[55]	[1-10%]
[56]	[1-10%]
[57]	[1-10%]
[58]	[1-10%]
[59]	[1-10%]
[60]	[1-10%]
[61]	[1-10%]
[62]	[1-10%]
[63]	[1-10%]
[64]	[1-10%]
[65]	[1-10%]
[66]	[1-10%]
[67]	[1-10%]
[68]	[1-10%]
[69]	[1-10%]
[70]	[1-10%]
[71]	[1-10%]
[72]	[1-10%]
[73]	[1-10%]
[74]	[1-10%]
[75]	[1-10%]
[76]	[1-10%]
[77]	[1-10%]
[78]	[1-10%]
[79]	[1-10%]
[80]	[1-10%]
[81]	[1-10%]
[82]	[1-10%]
[83]	[1-10%]
[84]	[1-10%]
[85]	[1-10%]
[86]	[1-10%]
[87]	[1-10%]
[88]	[1-10%]
[89]	[1-10%]
[90 +]	[1-10%]

*	The age used to determine the applicable Lifetime Withdrawal Percentage is the applicable age on the date of the first Surrender.

ICC14-VARR-0001AO.3	12	(Compact - Standard) (10/2014)